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                                                                  EXHIBIT T3A-31


                            CERTIFICATE OF FORMATION

                                       OF

                         MOBILEMEDIA LICENSE CO., L.L.C.

      This Certificate of Formation of MobileMedia License Co., L.L.C. (the "LLC"), dated as of December 16th, 1998, is being duly executed and filed by Joseph A. Bondi, as an authorized person on behalf of Mobile Communications Corporation of America, a Delaware corporation ("MCCA"), to form a limited liability company under the Delaware Limited Liability Act (6 Del.
C. Section 18-101 et. seq.) (the "Act").

      FIRST: The name of the limited liability company formed hereby is MobileMedia License Co., L.L.C.

      SECOND: The address of the registered office of the LLC in the State of Delaware is Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is Corporation Service Company.

      THIRD: The LLC shall be formed as of the filing of this Certificate of Formation.

      FOURTH:     The initial Member of the LLC shall be MCCA.

      FIFTH: The LLC will engage only in activities that are legally permissible.

      SIXTH: Each Member of the LLC will be shielded from unlimited liability for the acts of other Members of the LLC consistent with the Act.

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

                                        MOBILE COMMUNICATIONS
                                        CORPORATION OF AMERICA



                                        By: /s/  Joseph A. Bondi
                                            ------------------------------------
                                        Name:  Joseph A. Bondi
                                        Title: President
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                            CERTIFICATE OF AMENDMENT

                                       OF

                         MOBILEMEDIA LICENSE CO., L.L.C.

      1. The name of the limited liability company is MobileMedia License Co., L.L.C.

      2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The name and address of the registered agent is: The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801

      3. This Certificate of Amendment shall be effective upon filing


      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of MobileMedia License Co., L.L.C. on this 24 day of August, 2000.




                                        /s/  Kristen Betzger
                                        ----------------------------------------
                                        Kristen Betzger, Authorized Person